UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACLS	NASDAQ Global Select Market

Item 2.02 Results of Operations and Financial Condition

On November 6, 2024, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for its quarter ended September 30, 2024. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

During the preparation of the Company’s financial statements for the quarter ended September 30, 2024, the Company’s internal financial team identified an error in the calculation of backlog in prior periods, beginning in 2019 through the second quarter of 2024, as reported in previously filed Form 10-Ks and as discussed from time to time in quarterly earnings calls. Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein is a chart showing the backlog amounts reported in the Company’s Form 10-Ks for the years ended 2019, 2020, 2021, 2022 and 2023, and as provided for the first two quarters of 2024, as originally reported and as corrected.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2024. Filed herewith
99.2	Historical Backlog Correction dated November 6, 2024. Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	Axcelis Technologies, Inc.

	By:	/s/ James Coogan
James Coogan
Executive Vice President
and Chief Financial Officer

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